UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 3, 2012

DOLE FOOD COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-4455	99-0035300
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dole Drive

Westlake Village, California 91362

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (818) 879-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2.	Financial Information.

Item 2.02.	Results of Operations and Financial Condition.

On May 3, 2012, Dole Food Company, Inc. issued a press release to report first quarter 2012 results and related matters, and to announce that the Company has initiated a strategic review of its businesses. The text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Section 7.	Regulation FD

Item 7.01.	Regulation FD Disclosure

On May 3, 2012, Dole will host a previously announced conference call/webcast and slide presentation at 4:45 p.m. Eastern Time, in connection with Dole’s May 3, 2012 filing of its Quarterly Report on Form 10-Q. As noted in the April 24, 2012 press release announcing the conference call/webcast and slide presentation, any interested party can listen to the call using the telephone numbers and passcode provided in the press release, and the webcast and slide presentation are available to the public on the website provided in the press release. The slide presentation furnished as Exhibit 99.2 to this Current Report on Form 8-K is the slide presentation available on such website and will be discussed on the conference call/webcast and slide presentation.

Section 9.	Financial Statement and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

99.1	Press Release dated May 3, 2012 re first quarter 2012 results and related matters, and re the Company’s initiation of a strategic review of its businesses.

99.2	Slide presentation to be discussed on publicly accessible May 3, 2012 conference call/webcast and slide presentation.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the exhibits and the information set forth therein and herein are furnished to the Commission and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 3, 2012	DOLE FOOD COMPANY, INC.
REGISTRANT

	By:	/s/ Joseph S. Tesoriero
Joseph S. Tesoriero
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated May 3, 2012 re first quarter 2012 results and related matters, and re the Company’s initiation of a strategic review of its businesses.

99.2	Slide presentation to be discussed on publicly accessible May 3, 2012 conference call/webcast and slide presentation.

4